UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney St., Suite 320 Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(617) 401-9975

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On January 23, 2018, Synlogic, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Piper Jaffray & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the underwritten public offering of 5,130,000 shares of the Company’s common stock, par value $0.001 per share (the “Offering”). The price to the public in the Offering was $9.75 per share. The net proceeds to the Company from the Offering are expected to be approximately $46.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is scheduled to close on or about January 26, 2018, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 769,500 additional shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-220948) previously filed with the Securities and Exchange Commission (“SEC”) and a related prospectus supplement and accompanying prospectus. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

On January 23, 2018, the Company filed a preliminary prospectus supplement with the SEC in which it disclosed that it had estimated cash, cash equivalents and marketable securities of approximately $87.0 million as of December 31, 2017.

The estimated cash, cash equivalents, and marketable securities as of December 31, 2017 are preliminary and may change, are based on information available to management as of January 23, 2018, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2017. There can be no assurance that the Company’s cash, cash equivalents, and marketable securities as of December 31, 2017 will not differ from these estimates, including as a result of quarter-end closing and any such changes could be material. This data could change as a result of further review. Complete annual results will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 7.01	Regulation FD Disclosure.

Based on the Company’s current plans, the Company believes that its existing cash, cash equivalents, and marketable securities, together with the net proceeds of the Offering, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements through 2019.

Item 8.01	Other Events.

On January 23, 2018, the Company issued a press release announcing that it had commenced the Offering. On January 24, 2018, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and the information contained therein is incorporated herein by reference.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations with respect to the Offering, including its ability to complete the Offering and its expected and intended use of proceeds from the Offering. These and any other forward-looking statements in this report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties detailed in the Company’s periodic filings with the SEC, including but not limited to the

Company’s Form 10-Q for the quarter ended September 30, 2017, and from time to time the Company’s other investor communications. The Company is providing the information in this report as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 23, 2018, among Synlogic, Inc. and Leerink Partners LLC and Piper Jaffray & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1)

99.1	Press Release, dated January 23, 2018

99.2	Press Release, dated January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2018	Synlogic, Inc.

	By:	/s/ Todd Shegog
	Name:	Todd Shegog
	Title:	Chief Financial Officer